Exhibit 99.1 – Press Release

NETAPP ANNOUNCES RESULTS FOR SECOND QUARTER FISCAL YEAR 2011

Company Reports Record Q2 FY’11 Revenues of $1.207 Billion, Up 33% Year over Year

Sunnyvale, Calif.—November 17, 2010—NetApp (NASDAQ: NTAP) today reported results for the second quarter of fiscal year 2011, which ended October 29, 2010. Revenues for the second fiscal quarter of 2011 totaled $1.207 billion compared to revenues of $910 million for the same period a year ago, an increase of 33% year over year.
For the second quarter of fiscal year 2011, GAAP net income was $165 million or $0.42 per share1compared to GAAP net income of $96 million, or $0.27 per share for the same period a year ago. Non-GAAP net income for the second quarter of fiscal year 2011 was $203 million, or $0.52 per share2, compared to non-GAAP net income of $130 million, or $0.37 per share for the same period a year ago.
Revenues for the first six months of fiscal year 2011 totaled $2.345 billion compared to revenues of $1.748 billion for the first six months of the prior fiscal year, an increase of 34% year over year.
GAAP net income for the first six months of fiscal year 2011 totaled $306 million, or $0.80 per share, compared to GAAP net income of $147 million, or $0.43 per share for the first six months of the prior fiscal year. Non-GAAP net income for the first six months of fiscal year 2011 totaled $385 million, or $1.01 per share, compared to non-GAAP net income of $206 million, or $0.60 per share for the first six months of the prior fiscal year.
“NetApp produced 49% year over year growth in product revenue and our highest non-GAAP operating margin in over a decade, while simultaneously investing aggressively in our future,” said Tom Georgens, president and CEO of NetApp. “Last week, the NetApp team delivered the most comprehensive product launch in our history. By offering customers a more flexible and efficient alternative to traditional storage, NetApp further strengthened our leadership position as the platform of choice for the next generation of IT infrastructure.”

Outlook
●
NetApp estimates revenue for the third quarter of fiscal year 2011 to be in the range of $1.240 billion to $1.290 billion, which equates approximately to 3% to 7% sequential revenue growth and approximately 23% to 28% year over year revenue growth.

●
NetApp estimates that third quarter fiscal year 2011 GAAP earnings per share will be approximately $0.39 to $0.41 per share. NetApp estimates that the third quarter fiscal year 2011 non-GAAP earnings per share will be approximately $0.48 to $0.50 per share.

●
NetApp estimates share count for the third quarter of fiscal year 2011 will increase to approximately 408 million shares, including an estimated 16.9 million shares from the Company’s outstanding convertible notes3 and 9.9 million shares from outstanding warrants. Share count does not include the Company’s outstanding note hedges that are expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would equate to an offset of approximately 13.5 million shares if the conversion or maturity occurred in the third quarter.

Business Highlights
In the second quarter of fiscal year 2011, NetApp introduced new solutions and expanded support and integration with key partners such as VMware to help customers accelerate their move to a more integrated, efficient, and flexible shared IT infrastructure. In addition, NetApp achieved several milestones and was honored as a best place to work and one of the most trusted and strategic IT vendors in the industry. Key business highlights included the following:

NetApp and Partners Deliver Flexible and Efficient IT

●
NetApp and VMware® improve IT efficiency. NetApp made several announcements with VMware to enable customers to achieve greater efficiency in their virtual environments.  NetApp integrated its unified storage technologies with VMware® View™ to help customers enhance storage efficiency and virtual desktop scalability, as well as improve performance levels. NetApp also announced support for VMware vCloud™ Director software to improve IT flexibility and efficiency and help enterprise customers and service providers to easily and cost-effectively evolve to a cloud service model. In addition, NetApp and VMware unveiled a new solution for midsize enterprises to consolidate and virtualize their Windows® environments to deliver enterprise-class IT as a service.

●
Fujitsu and NetApp help customers gain greater IT value and efficiency. Fujitsu and NetApp extended their strong, long-standing global partnership to offer a shared portfolio of products to meet the integrated storage needs of their customers. Fujitsu will expand its resale of NetApp® unified storage systems to more markets worldwide. In addition, NetApp will resell the Fujitsu ETERNUS CS800 S2 Data Protection Appliance in 22 countries across EMEA.

●
NetApp strengthens integration with Symantec to boost customers' IT efficiency. NetApp integrated its unified storage systems with the Symantec™ Thin Reclamation API to help SAN customers automatically reclaim storage space and improve overall storage efficiency. Customers can improve planning and reduce their overall IT footprint and management costs.

●
NetApp helps EMC and HP customers achieve greater efficiency. NetApp introduced its Zero Investment Promise (ZIP) for Database Promotion to assist EMC and HP customers in achieving greater storage efficiencies in their database environments. The promotion enables EMC and HP customers to reduce storage requirements, improve utilization, and decrease operating costs by engaging in a 90-day, risk-free, zero-investment trial of NetApp V-Series for their database storage infrastructures.

Milestones and Awards

●
NetApp customers deploy thousands of systems with Data ONTAP® 8. To help transition to a shared IT infrastructure, customers accelerated their adoption of NetApp Data ONTAP 8 by deploying thousands of systems to build flexible, scalable, and efficient shared storage environments that are designed to address today’s business challenges and the future requirements of their businesses.

●	NetApp ranked #1 hardware vendor and #2 overall IT vendor. NetApp was ranked as the #1 hardware vendor and #2 (tied with Cisco) overall IT vendor in the 2010 CIO Insight Vendor Value Ratings survey.

●
NetApp positioned in Leaders quadrant. Gartner, Inc. positioned NetApp in the Leaders quadrant for Storage Resource Management and SAN Management Software4. Gartner asserted that vendors in the Leaders quadrant “have the highest combined measures of Ability to Execute and Completeness of Vision.”

●
NetApp ranked #1 best place to work. NetApp was ranked #1 on the Triangle Business Journal’s annual “Best Places to Work” in Research Triangle Park (RTP) list for 2010. NetApp received this honor for the Giant Businesses category, which includes companies of 1,000 employees or more; it marks the sixth time that NetApp has made this distinguished list and the second time it has been ranked #1.

Webcast and Conference Call Information
The NetApp second quarter fiscal year 2011 results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, November 17, 2010, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location. An audio replay Webcast will also be available after 4:00 p.m. Pacific Time on our Web site.

NetApp uses a hybrid format for disclosing key financial information associated with our quarterly results. Concurrent with the press release, NetApp will post and distribute a separate document with financial commentary and statistics. These prepared remarks will be available prior to the conference call in order to provide the investment community with additional time to analyze our results. This commentary will not be read during the earnings call.

About NetApp
NetApp creates innovative storage and data management solutions that deliver outstanding cost efficiency and accelerate business breakthroughs. Discover our passion for helping companies around the world go further, faster at www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results, share count, and metrics for the third quarter of fiscal year 2011, expectations regarding current and new partnerships and strategic alliances, and the benefits that we expect our customers to realize from using our products and from our strategic alliances and partnerships. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, customer demand for our products and services including our recently announced new product introductions; our ability to increase revenue and manage our operating costs; increased competition risks associated with the anticipated growth in networked storage market; general economic and market conditions; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, Go further, faster, and Data ONTAP are trademarks in the United States and other countries. All other trademarks are the property of their respective owners.

1	GAAP earnings per share is calculated using the diluted number of shares for all periods presented.
2
Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented.

3	80% hedged on maturity or conversion of the convertible notes.
4	Gartner, Inc. Magic Quadrant for Storage Resource Management and SAN Management Software, Valdis Filks, Robert E. Passmore, September 21, 2010.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 29, 2010	April 30, 2010
ASSETS
Current assets:
Cash, cash equivalents and investments	$4,381.5	$3,724.0
Accounts receivable, net	446.6	471.5
Inventories	84.7	112.9
Other current assets	218.3	228.7
Total current assets	5,131.1	4,537.1

Property and equipment, net	845.3	804.4
Goodwill and other intangible assets, net	775.8	706.1
Long-term investments and restricted cash	69.8	72.8
Other non-current assets	415.8	374.0
	$7,237.8	$6,494.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$175.9	$184.6
Accrued compensation and other current liabilities	523.0	591.3
Short-term deferred revenue	1,135.6	1,135.1
Total current liabilities	1,834.5	1,911.0

Long-term debt and other obligations	1,329.5	1,273.4
Long-term deferred revenue	866.4	779.5
	4,030.4	3,963.9

Stockholders' equity	3,207.4	2,530.5
	$7,237.8	$6,494.4

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2010	October 30, 2009	October 29, 2010	October 30, 2009

Revenues:
Product	$780.0	$525.1	$1,500.8	$1,003.4
Software entitlements and maintenance	177.9	169.8	352.6	335.1
Service	249.5	215.1	491.8	409.5
Net revenues	1,207.4	910.0	2,345.2	1,748.0

Cost of revenues:
Cost of product	296.1	199.1	603.8	411.7
Cost of software entitlements and maintenance	3.5	3.1	6.9	6.2
Cost of service	106.7	101.1	209.0	200.9
Total cost of revenues	406.3	303.3	819.7	618.8
Gross profit	801.1	606.7	1,525.5	1,129.2

Operating expenses:
Sales and marketing	382.8	300.8	737.0	602.3
Research and development	156.6	132.4	306.1	262.7
General and administrative	64.2	56.9	120.4	116.4
Restructuring and other charges	0.1	1.2	0.1	2.7
Acquisition related (income) expense, net	-	-	0.3	(41.1)
Total operating expenses	603.7	491.3	1,163.9	943.0

Income from operations	197.4	115.4	361.6	186.2

Other income (expenses), net
Interest income	9.5	7.0	19.3	15.6
Interest expense	(18.6)	(17.9)	(37.2)	(37.1)
Other income (expenses), net	(1.4)	1.5	0.8	0.4
Total other expenses, net	(10.5)	(9.4)	(17.1)	(21.1)

Income before income taxes	186.9	106.0	344.5	165.1

Provision for income taxes	22.3	10.3	38.1	17.8

Net income	$164.6	$95.7	$306.4	$147.3

Net income per share:
Basic	$0.46	$0.28	$0.86	$0.44

Diluted	$0.42	$0.27	$0.80	$0.43

Shares used in net income per share calculations:
Basic	359.1	336.7	355.8	335.6

Diluted	391.7	349.8	383.0	344.3

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2010	October 30, 2009	October 29, 2010	October 30, 2009

Cash Flows from Operating Activities:
Net income	$164.6	$95.7	$306.4	$147.3
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	41.6	42.2	82.3	85.2
Stock-based compensation	37.7	33.2	82.0	85.4
Accretion of discount and issue costs on notes	13.0	12.2	25.9	25.3
Unrealized losses on derivative activities	(4.1)	-	6.7	-
Tax benefit from stock-based compensation	52.9	(4.6)	40.9	14.4
Excess tax benefit from stock-based compensation	(32.7)	(1.4)	(32.7)	(1.4)
Other, net	(28.9)	(2.1)	(17.8)	(4.1)
Changes in assets and liabilities:
Accounts receivable	(72.7)	14.5	27.3	131.7
Inventories	5.7	0.7	28.2	0.3
Accounts payable	15.8	(2.4)	(18.6)	(16.9)
Accrued compensation and other current liabilities	125.5	90.8	(96.1)	(140.1)
Deferred revenue	48.4	(4.4)	81.6	(14.2)
Changes in other operating assets and liabilities, net	(2.1)	(7.1)	25.9	(7.4)
Net cash provided by operating activities	364.7	267.3	542.0	305.5
Cash Flows from Investing Activities:
Purchases and redemptions of investments, net	(300.9)	(336.0)	(594.8)	(102.4)
Purchases of property and equipment	(43.3)	(22.8)	(83.5)	(47.5)
Acquisition of business, net of cash acquired	-	-	(74.9)	-
Other investing activities, net	(0.1)	4.1	-	3.6
Net cash used in investing activities	(344.3)	(354.7)	(753.2)	(146.3)
Cash Flows from Financing Activities:
Issuance of common stock	96.2	26.8	236.1	60.1
Excess tax benefit from stock-based compensation	32.7	1.4	32.7	1.4
Payment of financing arrangements	(2.0)	-	(2.0)	-
Net cash provided by financing activities	126.9	28.2	266.8	61.5

Effect of Exchange Rate Changes on Cash and Cash Equivalents	11.8	3.6	10.5	13.9

Net Increase (Decrease) in Cash and Cash Equivalents	159.1	(55.6)	66.1	234.6
Cash and Cash Equivalents:
Beginning of period	1,612.0	1,784.4	1,705.0	1,494.2
End of period	$1,771.1	$1,728.8	$1,771.1	$1,728.8

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2010	October 30, 2009	October 29, 2010	October 30, 2009

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$164.6	$95.7	$306.4	$147.3

Adjustments:
Amortization of intangible assets	4.4	5.1	9.9	10.7
Stock-based compensation expenses	37.7	33.2	82.0	85.4
Restructuring and other charges	0.1	1.2	0.1	2.7
Acquisition related (income) expense, net	-	-	0.3	(41.1)
Non-cash interest expense	13.0	12.2	25.9	25.3
Gain on investments	-	(2.8)	(2.5)	(2.8)
Income tax effect of non-GAAP adjustments	(17.1)	(14.5)	(36.8)	(21.4)

NON-GAAP NET INCOME	$202.7	$130.1	$385.3	$206.1

NET INCOME PER SHARE	$0.420	$0.274	$0.800	$0.428

Adjustments:
Amortization of intangible assets	0.011	0.015	0.026	0.031
Stock-based compensation expenses	0.096	0.095	0.214	0.248
Restructuring and other charges	-	0.003	-	0.008
Acquisition related (income) expense, net	-	-	0.001	(0.119)
Non-cash interest expense	0.033	0.035	0.068	0.073
Gain on investments	-	(0.008)	(0.007)	(0.008)
Income tax effect of non-GAAP adjustments	(0.043)	(0.042)	(0.096)	(0.062)

NON-GAAP NET INCOME PER SHARE	$0.517	$0.372	$1.006	$0.599

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In millions)
(Unaudited)

	Three Months Ended October 29, 2010

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$3.3	$0.8	$-	$-	$-	$-	$4.1
Cost of service revenues	-	3.1	-	-	-	-	3.1
Sales and marketing expense	1.1	17.3	-	-	-	-	18.4
Research and development expense	-	9.2	-	-	-	-	9.2
General and administrative expense	-	7.3	-	-	-	-	7.3
Restructuring and other charges	-	-	0.1	-	-	-	0.1
Interest expense	-	-	-	-	13.0	-	13.0
Effect on income before income taxes	$4.4	$37.7	$0.1	$-	$13.0	$-	$55.2

	Six Months Ended October 29, 2010

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$7.7	$1.7	$-	$-	$-	$-	$9.4
Cost of service revenues	-	7.0	-	-	-	-	7.0
Sales and marketing expense	2.2	37.9	-	-	-	-	40.1
Research and development expense	-	20.3	-	-	-	-	20.3
General and administrative expense	-	15.1	-	-	-	-	15.1
Restructuring and other charges	-	-	0.1	-	-	-	0.1
Acquisition related (income) expense, net	-	-	-	0.3	-	-	0.3
Interest expense	-	-	-	-	25.9	-	25.9
Other income (expenses), net	-	-	-	-	-	(2.5)	(2.5)
Effect on income before income taxes	$9.9	$82.0	$0.1	$0.3	$25.9	$(2.5)	$115.7

Three Months Ended October 30, 2009

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$4.3	$0.5	$-	$-	$-	$-	$4.8
Cost of service revenues	-	2.9	-	-	-	-	2.9
Sales and marketing expense	0.8	15.7	-	-	-	-	16.5
Research and development expense	-	7.9	-	-	-	-	7.9
General and administrative expense	-	6.2	-	-	-	-	6.2
Restructuring and other charges	-	-	1.2	-	-	-	1.2
Interest expense	-	-	-	-	12.2	-	12.2
Other income (expenses), net	-	-	-	-	-	(2.8)	(2.8)
Effect on income before income taxes	$5.1	$33.2	$1.2	$-	$12.2	$(2.8)	$48.9

	Six Months Ended October 30, 2009

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Restructuring and Other Charges	Acquisition related (income) expense, net	Non-Cash Interest Expense	Gain on Investments	Total

Cost of product revenues	$9.0	$1.7	$-	$-	$-	$-	$10.7
Cost of service revenues	-	7.4	-	-	-	-	7.4
Sales and marketing expense	1.7	39.7	-	-	-	-	41.4
Research and development expense	-	20.6	-	-	-	-	20.6
General and administrative expense	-	16.0	-	-	-	-	16.0
Restructuring and other charges	-	-	2.7	-	-	-	2.7
Acquisition related (income) expense, net	-	-	-	(41.1)	-	-	(41.1)
Interest expense	-	-	-	-	25.3	-	25.3
Other income (expenses), net	-	-	-	-	-	(2.8)	(2.8)
Effect on income before income taxes	$10.7	$85.4	$2.7	$(41.1)	$25.3	$(2.8)	$80.2

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER 2011
(Unaudited)

Third Quarter
2011

Non-GAAP Guidance	$0.48 - $0.50

Adjustments of Specific Items to
Net Income Per Share for the Third
Quarter 2011:

Stock based compensation expense	(0.09)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.04
Total Adjustments	(0.09)

GAAP Guidance -Net Income Per Share	$0.39 -$0.41

Press Contact:
Ryan Lowry
NetApp
(408) 822-7544
ryanl@netapp.com

Investor Contacts:
Shauna O’Boyle
NetApp
(408) 822-7655
oboyle@netapp.com